EXHIBIT 10.13

SWIFT TRANSPORTATION COMPANY
2014 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK GRANT AWARD NOTICE

THIS RESTRICTED STOCK GRANT AWARD NOTICE (this “Notice”) is entered into pursuant to the Swift Transportation Company 2014 Omnibus Incentive Plan (the “Plan”). This Notice is made effective as of May 8, 2015 (the “Grant Date”) by and between Swift Transportation Company, a Delaware corporation (the “Company”), and __________ (the “Grantee”).
1.Defined Terms. Capitalized terms used in this Notice and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

2.Grant of Restricted Stock. Subject to the terms and conditions of this Notice and Article X of the Plan, the Company hereby awards Grantee _______ shares of Stock (the “Restricted Stock”).

3.Lapse of Restrictions of Restricted Stock. The Restricted Stock granted pursuant to Section 2 above is restricted based on time. Provided that Grantee continues to serve as a member of the Board, the restrictions shall lapse and the Restricted Stock granted pursuant to Section 2 above shall become nonforfeitable on the earlier of: (a) the date of the annual meeting of the Board that occurs following the Grant Date; or (b) the first anniversary of the Grant Date (the “Lapse Date”). For the avoidance of doubt, Grantee shall forfeit the Restricted Stock if he or she ceases to be a member of the Board for any reason prior to the Lapse Date.

4.Stockholder Rights; Transferability. Subject to Section 8 below, Grantee will have all rights of the stockholder with respect to the Restricted Stock as of the Grant Date provided that the Restricted Stock may not be transferred or assigned by Grantee or by operation of law unless and until the restrictions on the Restricted Stock lapse and the Restricted Stock becomes nonforfeitable pursuant to Section 3 above. For the avoidance of doubt, Grantee shall have voting rights with respect to the Restricted Stock and shall have the right to receive dividends with respect to the Restricted Stock.

5.Change in Control. Subject to Section 16.5 of the Plan, if a Change in Control occurs, all restrictions on the Restricted Stock shall immediately lapse.

6.Right to Terminate Service. Nothing contained in this Notice shall create a contract of service or give Grantee a right to continue to provide service as a member of the Board, or restrict the right of the Company to terminate the Grantee’s service at any time.

7.Adjustments. Upon the occurrence of certain events relating to the Company’s Stock as contemplated by Section 6.2 of the Plan, an adjustment shall be made to the Award as the Committee, in its sole discretion, deems equitable or appropriate.

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EXHIBIT 10.13

8.Registration; Restrictions on Transfer.
(a)    The Company intends that any shares of Stock issued pursuant to this Notice shall be listed on the New York Stock Exchange or other nationally recognized stock exchange, and registered under the Securities Act of 1933. If no such shares of Stock are available at the time of payment, the Company may require Grantee to provide such written assurances as it deems necessary to comply with the appropriate exemption from registration and may cause a legend to be placed on the shares being issued calling attention to the fact that they have been acquired for investment and have not been registered. If the listing, registration or qualification of the shares on any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase or issuance of such shares, the Company shall not be obligated to issue or deliver shares granted hereunder unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained.
(b)    Shares issued hereunder shall be subject to any restrictions on transfer then in effect pursuant to the certificate of incorporation of the Company, by-laws of the Company, or any stock ownership requirement adopted by the Company (which, as of the Grant Date, generally requires that each Non-Employee Director hold an amount of Company Stock equal to one times their annual cash and equity compensation) as each may be amended from time to time, and to any other restrictions or provisions attached hereto and made a part hereof or set forth in any other contract or agreement binding on Grantee.
9.Clawback. Pursuant to Section 16.13 of the Plan, the Award is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or any policy of the Company. By accepting this Award, Grantee agrees to be bound by, and comply with, the terms of any such forfeiture or “clawback” provision imposed by applicable federal or state law or prescribed by any policy of the Company.

10.Taxes; Section 83(b) Election. Grantee understands that he or she (and not the Company) shall be responsible for all applicable taxes required to be paid with respect to lapse of restrictions on the Restricted Stock. Grantee further understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid, if any, for the Restricted Stock and the fair market value of the Restricted Stock on the Lapse Date. Grantee understands that he or she may elect, pursuant to Section 83(b) of the Code, to be taxed at the time the Restricted Stock is granted rather than when and as the restrictions on the Restricted Stock lapse by filing a Section 83(b) election with the Internal Revenue Service within 30 days from the date the Restricted Stock is transferred to Grantee. Grantee understands that failure to make this filing timely shall result in the recognition of ordinary income by Grantee on the fair market value of the Restricted Stock as the Restricted Stock becomes vested and nonforfeitable. GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GRANTEE’S BEHALF.

11.Plan. This Notice and all rights of Grantee under this Notice are subject to all of the terms and conditions of the Plan, which are incorporated herein by reference. In the event of

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EXHIBIT 10.13

a conflict or inconsistency between the terms and conditions of this Notice and the Plan, the terms and conditions of the Plan shall govern. Grantee agrees to be bound by the terms of the Plan and this Notice. Grantee acknowledges having read and understood the Plan and this Notice. Unless otherwise expressly provided in other sections of this Notice, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

12.Entire Agreement. This Notice and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Notice may be amended pursuant to Section 16.4 of the Plan.

13.Counterparts. This Notice may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.Section Headings. The section headings of this Notice are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15.Governing Law. This Notice shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

BY EXECUTING THIS NOTICE, GRANTEE ACCEPTS PARTICIPATION IN THE PLAN, ACKNOWLEDGES THAT HE OR SHE HAS READ AND UNDERSTANDS THE PROVISION OF THIS NOTICE AND THE PLAN, AND AGREES THAT THIS NOTICE AND THE PLAN SHALL GOVERN THE TERMS AND CONDITIONS OF THIS AWARD.
IN WITNESS WHEREOF, the Company and Grantee have duly executed this Notice effective as of the Grant Date set forth above.

SWIFT TRANSPORTATION COMPANY By:_________________________________ Print Name: __________________________ Its: ________________________________	GRANTEE ___________________________________ Signature ___________________________________ Print Name

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